Exhibit 4

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF TRANS MIN ACT	–		Custodian
TENENT	–	as tenants by the entireties			(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Transfers to Minors
Act _____________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________________Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution.

Dated _______________________

Signature(s) Guaranteed:
Signature(s)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.	NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.